FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 23, 2023

Date of Report (date of earliest event reported)

Pegasus Digital Mobility Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-40945	98-1596591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

71 Fort Street George Town Grand Cayman Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

+1345 769-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one redeemable Warrant	PGSS.U	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	PGSS	New York Stock Exchange
Redeemable Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	PGSS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2023, all required steps to reappoint all board members of the Company were completed before the expiry of their initial two-year terms. Article 31.2 of the Second Amended and Restated Memorandum and Articles of Association of the Company provides that “[t]he initial board of Directors shall consist of seven members elected as a single class with concurrent two year terms. At the expiry of such two year term one or more Directors shall be elected or re-elected to succeed the Directors whose terms expire at such date. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term or until his earlier death, resignation or removal." The initial two-year terms for all directors of the board of the Company would have ended on October 21, 2023.

All incumbent directors were re-elected by the board of the Company upon the recommendation of its Nomination and Corporate Governance Committee and shall continue serving as directors of the Company without a fixed term limit. All incumbent directors who were members of board committees were also reappointed to the applicable board committees.

Item 8.01	Other Events.

On October 12, 2023, the Company gave instructions to liquidate its assets held in trust, two money market funds comprised substantially of U.S. Treasury instruments, and reinvest the full proceeds into an interest-bearing direct deposit account with the Company’s custodian bank. The transfer was completed on October 16, 2023. The transfer was made ahead of the 24-month anniversary of the Company's initial public offering. As of October 16, 2023, USD 54,771,964.33 remained in the trust account and were reinvested into the interest-bearing direct deposit with the Company’s custodian bank.

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the "Risk Factors" section of the Company's registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2023	Pegasus Digital Mobility Acquisition Corp.

	By:	/s/ F. Jeremey Mistry
	Name:	F. Jeremey Mistry
	Title:	Chief Financial Officer